UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 18, 2007 (April 25, 2007)
Date of Report (Date of earliest event reported)

CHINA HEALTHCARE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33269 (Commission File Number)	20-5013347 (I.R.S. Employer Identification No.)
1233 Encino Drive, Pasadena, CA 91108
(Address of principal executive offices) (Zip Code)
(626) 568-9924
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01. Other Events
     On April 25, 2007, the initial public offering (“IPO”) of 8,500,000 units of China Healthcare Acquisition Corp. (the “Company”) was consummated. Immediately prior to the IPO, the Company completed a private placement to its chairman of 3,000,000 warrants, generating gross proceeds of $1,500,000. Each unit issued in the IPO (the “Units) consists of one share of common stock and two warrants, each to purchase one share of common stock. The Units were sold at an offering price of $6.00 per Unit, generating gross proceeds from the IPO of $51,000,000 and aggregate gross proceeds from the IPO and private placement of $52,500,000.
     On May 9, 2007, the underwriters for the Company’s initial public offering exercised the option to purchase an additional 1,251,555 units to cover over-allotments in the Company’s initial public offering.
     Audited financial statements as of May 9, 2007 reflecting receipt of the proceeds upon consummation of the IPO, the private placement and the exercise of the underwriters over-allotment option have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
99.1	Audited Financial Statements

99.2	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTHCARE ACQUISITION CORP.
Date: May 18, 2007	By:	/s/ Alwin Tan
		Name:	Alwin Tan
		Title:	Chief Executive Officer